UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2003

VALERO L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Place San Antonio, Texas	78212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 370-2000

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

     99.1 Slide presentation given by a representative of Valero L.P. on June 12, 2003.

Item 9. Regulation FD Disclosure.

     On June 12, 2003, a representative of Valero L.P. (the “Partnership”) will present the information about the Partnership described in the slides attached to this report as Exhibit 99.1 to certain investors at the Lehman Brothers Fixed Income Conference in Houston, Texas. Exhibit 99.1 and the slides thereof are incorporated by reference herein. The information in Item 9 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 9 of this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Partnership, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Partnership or any of its affiliates.

Forward Looking Statements

     The attached exhibit includes forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of Valero L.P. All forward-looking statements are based on the Partnership’s beliefs as well as assumptions made by and information currently available to the Partnership. These statements reflect the Partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in Valero L.P.’s 2002 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Valero L.P.

	By:	Riverwalk Logistics, L.P. its general partner

		By:	Valero GP, LLC its general partner

Dated: June 12, 2003			By:	/s/ Bradley C. Barron

Name: Bradley C. Barron
Title: Corporate Secretary

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EXHIBIT INDEX

Number	Exhibit

99.1	Slide presentation given by a representative of Valero L.P. on June 12, 2003.

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